Exhibit 99.1

2005-16

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

COOPER CAMERON TO WEBCAST CONFERENCE PRESENTATION

HOUSTON (August 30, 2005) — Cooper Cameron Corporation Chairman, President and Chief Executive Officer Sheldon R. Erikson will appear at the Lehman Brothers 2005 CEO Energy/Power Conference on Wednesday, September 7, 2005. Erikson’s remarks will be available on a live webcast.

The conference presentation will be accessible through a link on Cooper Cameron’s website, located at www.coopercameron.com, and is scheduled to begin at 1:45 p.m. Eastern time (12:45 p.m. Central). The presentation will also be archived for replay through Cooper Cameron’s website.

Cooper Cameron Corporation (NYSE: CAM) is a leading international manufacturer of oil and gas pressure control equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications, and provides oil and gas separation, metering and flow measurement equipment. Cooper Cameron is also a leading manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers.

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Website: www.coopercameron.com